(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacit y, as follows:

1.        A review of the activities performed by the Special Servicer during the period commencing on January 1, 2023 and ending on December 31, 2023 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.        To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 15, 2024

2340 Collins Avenue ● Suite 700 ● Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 ● Fax: (305) 695-5601

SCHEDULE 1
Specified Role	Deal Name	Specified Loan
LNR (SS)	BANK 2017-BNK5
LNR (SS)	BANK 2017-BNK5	Westchester, Crossgate Commons, Market Street- The woodlands
LNR (SS)	BANK 2017-BNK8
LNR (SS)	BANK 2017-BNK8	Griffin Portfolio, Park Square, US Industrial Portfolio
LNR (SS)	BACM 2015 UBS7
LNR (SS)	BACM 2016-UB10
LNR (SS)	BANK 2018-BN10
LNR (SS)	BANK 2018-BNK11
LNR (SS)	BANK 2018-BN11	North Bay Portfolio, Airport BusinessCenter
LNR (SS)	BANK 2018-BN13
LNR (SS)	BANK 2018-BNK15
LNR (SS)	BANK 2019-BN19
LNR (SS)	BANK 2019-BNK20
LNR (SS)	BANK 2019-BNK20	Eleven Seventeen, Polo Towne Crossing SC, NKX Multifamily Portfolio, the Tower at Burbank
LNR (SS)	BANK 2019-BNK24
LNR (SS)	BANK 2019-BN24
LNR (SS)	BANK 2020-BN26
LNR (SS)	BANK 2020-BNK26
LNR (SS)	BANK 2023-BNK45
LNR (SS)	BANK 2023-BNK46
LNR (SS)	BBCMS 2018-C2
LNR (SS)	BBCMS 2021-C12
LNR (SS)	BBCMS 2023-C20
LNR (SS)	Benchmark 2019-B10 (until 2/15/23)
LNR (SS)	Benchmark 2019-B10	3 Columbus Circle
LNR (SS)	Benchmark 2021-B28
LNR (SS)	Benchmark 2022-B34
LNR (SS)	CF 2019-CF1
LNR (SS)	CF 2019-CF2
LNR (SS)	CGCMT 2016-P5
LNR (SS)	CGCMT 2018-B2
LNR (SS)	CGCMT 2019-C7
LNR (SS)	FREMF 2019-K95
LNR (SS)	GSMS 2016-GS2
LNR (SS)	GSMS 2020-GSA2
LNR (SS)	MSBAM 2012-C6
LNR (SS)	MSBAM 2013-C10
LNR (SS)	MSBAM 2013-C9
LNR (SS)	MSBAM 2013-C9	Milford Plaza Fee
LNR (SS)	MSBAM 2014-C14
LNR (SS)	MSBAM 2014-C15
LNR (SS)	MSBAM 2014-C16
LNR (SS)	MSBAM 2014-C16	Hilton San Francisco Financial District
LNR (SS)	MSBAM 2015-C21
LNR (SS)	MSBAM 2015-C21	555 11th Street NW
LNR (SS)	MSBAM 2015-C22
LNR (SS)	MSBAM 2015-C23
LNR (SS)	MSBAM 2015-C23	32 Old Slip Fee
LNR (SS)	MSBAM 2015-C24
LNR (SS)	MSBAM 2015-C24	Costal Equities Retail Portfolio, 535 545 Fifth Avenue
LNR (SS)	MSBAM 2015-C25
LNR (SS)	MSBAM 2015-C26
LNR (SS)	MSBAM 2015-C27
LNR (SS)	MSBAM 2016-C30
LNR (SS)	MSBAM 2016-C30	West LA Office-1950 Sawtelle Bouleard, Briarwood Mall, Flagler Corporate Center
LNR (SS)	MSBAM 2017-C33
LNR (SS)	MSC 2007-T27
LNR (SS)	MSC 2015-MS1
LNR (SS)	MSC 2015-UBS8
LNR (SS)	MSC 2016-BNK2
LNR (SS)	MSC 2017-H1
LNR (SS)	MSC 2017-HR2
LNR (SS)	MSC 2018-H3
LNR (SS)	MSC 2018-H3	HTI Medical Office Portfolio
LNR (SS)	MSC 2018-H4
LNR (SS)	MSC 2019-H7
LNR (SS)	MSC 2019-L3
LNR (SS)	MSC 2019-L3	Parklawn Building, Wells Fargo Place, East village Multifamily Portfolio, American Metro Center
LNR (SS)	MSC 2020-L4
LNR (SS)	MSC 2021-L5
LNR (SS)	MSC 2022-L8
LNR (SS)	MSC 2022-L8	Constitution Center,
LNR (SS)	MSCI 2006-HQ10
LNR (SS)	MSCI 2006-HQ8
LNR (SS)	MSCI 2006-IQ11
LNR (SS)	MSCI 2007-HQ12
LNR (SS)	MSCI 2007-IQ13
LNR (SS)	MSCI 2007-IQ14
LNR (SS)	MSCI 2007-IQ16
LNR (SS)	MSCI 98-CF1
LNR (SS)	WFCM 2016-C37
LNR (SS)	WFCM 2017-C42
LNR (SS)	WFCM 2018-C48	Infinite Self Storage
LNR (SS)	WFRBS 2013-C18